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June 28, 2002


Board of Directors
FNB Bancorp                                        EXHIBIT 5.1
975 El Camino Real                                 -----------
South San Francisco, CA 94080


         Re:      FNB Bancorp Stock Option Plan
                  -----------------------------

Dear Directors:


         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by FNB Bancorp (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 96,620 shares of the Company's Common Stock, no par value, issuable under the FNB Bancorp Stock Option Plan. As counsel to the Company, we have examined such questions of law and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that, in our opinion, these shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/  COUDERT BROTHERS LLP
                                                --------------------------------
                                                COUDERT BROTHERS LLP